Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260281, the Post-Effective Amendment No. 2 to Form S-1 on Form S-3, Registration Statement No. 333-292116 and 333-291483 on Form S-3 and Registration Statement No. 333-288492, 333-280538, 333-273296, 333-265562, 333-261736 and 333-261455 on Form S-8 of our report dated March 17, 2025 relating to the financial statements of Vicarious Surgical Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 9, 2026